U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                      SCHEDULE 14C INFORMATION

           INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                OF THE SECURITIES EXCHANGE ACT OF 1934
                          (AMENDMENT NO.     )

Check the appropriate box:

[   ]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
14(a)-6(e)(2))

[X]  Definitive Information Statement

                    WORLD SHOPPING NETWORK, INC.
       (Name of the Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required

[  ]  Fee Computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
___________________________________________________________________________

4.  Proposed aggregate offering price:
___________________________________________________________________________

5.  Total fee paid:
___________________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:
____________________________________________________________________________

2.  Form, schedule, or registration statement number:

3.  Filing party:
____________________________________________________________________________

4.  Date filed:
____________________________________________________________________________

Notes:

                         INFORMATION STATEMENT

                      World Shopping Network, Inc.
                    1530 Brookhollow Drive, Suite C
                      Santa Ana, California  92705

             We Are Not Asking You for a Proxy and You Are
                    Requested Not To Send Us a Proxy

This Information Statement is furnished by the Board of Directors of World Shopping Inc., a Delaware corporation ("Company"), to the holders of record at the close of business on March 15, 2001 ("Record Date") that were not solicited by the Company, of the Company's outstanding common stock, par value $0.001 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). This Information Statement is being furnished to such stockholders in connection with seeking the written consent of a majority in interest of the stockholders to redomicile the Company from the State of Delaware to the State of Nevada by merging with a newly formed Nevada corporation.

The Company's Board of Directors unanimously approved this merger by written consent of the Directors on March 14, 2001. The Company has received the consent of a majority of the outstanding shares of Common Stock for the Company to do the following: (a) file an Amendment to the Certificate of Incorporation with the Delaware Secretary of State changing the name of the Company to WSN Group, Inc., a Delaware Corporation; (b) increase the authorized common stock of the Company to 500,000,000 in such Amendment; and
(c) approve the Agreement and Plan of Merger by and between the newly named WSN Group, Inc. (Delaware) and WSN Group, Inc. (Nevada). The filing of the Articles of Merger with the Nevada Secretary of State, which will effect the redomicile of the Company, will not be done until a date which is at least twenty (20) days after the filing of this Definitive Information Statement.

This Information Statement will be sent on or about May 2, 2001, to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

                           VOTING SECURITIES

The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on March 15, 2001. On such date, the Company had issued and outstanding 32,215,202 shares of $0.001 par value common stock. Each share is entitled to one vote per share on any matter which may properly come before the shareholders and there is no cumulative voting right on any shares. Under Delaware law, there are dissenters' rights with respect to the Agreement and Plan of Merger as set forth in this Information Statement.

All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of the Company. The Company has solicited and
received written consent of   a majority of stockholders.

                            STOCK OWNERSHIP

The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of March 15, 2001 (32,215,202 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group.

Title of   Name and Address               Amount and         Percent of
Class      of Beneficial Owner(1)         Nature of             Class
                                          Beneficial
                                          Owner(2)

Common     Tri-Star Diversified           4,500,000             13.97%
Stock      Ventures, L.L.C.
           1601 East Flamingo Road
           Suite 18
           Las Vegas, Nevada 89119

Common     John J. Anton                  4,250,000             13.19%
Stock      1530 Brookhollow Drive
           Suite C
           Santa Ana, California 92705

Common     The David Andrew Trust         4,124,924(3)          12.80%
Stock      3124 Tara Way
           Costa Mesa, California 92626

Common     Pelham Associates              3,000,000(4)           9.31%
Stock      3900 Birch Street, Suite 113
           Newport Beach, California 92660

Common     Icapital Management            2,813,000(4)           8.73%
Stock      294 South Seneca Street
           Anaheim, California 92805

Common     John Moore                     2,012,500              6.24%
Stock      1530 Brookhollow Drive
           Suite C
           Santa Ana, California 92705

Common     Martin Bloomenstein              150,000              0.47%
Stock      1530 Brookhollow Drive
           Suite C
           Santa Ana, California 92705

Common     Gary Fox                         150,000              0.47%
Stock      1530 Brookhollow Drive
           Suite C
           Santa Ana, California 92705

Common     Shares of all directors and    6,562,500             20.37%
Stock      executive officers as a group
          (4 persons)

(1) Except as noted, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2) None of these security holders has the right to acquire any amount of common stock within 60 days from options, warrants, rights, conversion privilege, or similar obligations.

(3)  The David Andrew Trust is controlled by the trustee, Richard Nuthmann.

(4) The shares of each of these corporations is owned by The Michael Andrew Trust. The trustee of this trust is Marcine Aniz Uhler.

                           CHANGE IN NAME;
                   INCREASE IN AUTHORIZED SHARES

Description of Securities.

(a)  Shareholder Rights.

The Company's articles of incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the Company.

are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the Company.

are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights:

special voting rights.

preference as to dividends or interest.

preemptive rights to purchase in new issues of shares.

preference upon liquidation.

any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise.

(b)  Non-Cumulative Voting.

The holders of shares of common stock of the Company will not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

The Company does not currently intend to pay cash dividends. The Company's dividend policy is to make distributions of its revenues to its stockholders when the Company's board of directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of the Company's stockholders to do so.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

The Company has engaged the services of Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, to act as transfer agent and registrar.

Amendment to the Certificate of Incorporation.

The corporate action to be taken consists of the Company filing an Amendment to the Certificate of Incorporation wherein the First Article of the Certificate of Incorporation is amended to read: "The name of this Corporation is WSN Group, Inc. The corporate action also consists of the Company, in such Amendment, amending the Fourth Article to read: "The amount of the total authorized capital stock of this corporation is 500,000,000 shares of $0.001 par value."

                     REDOMICILE TO THE STATE OF NEVADA

The Board of Directors has unanimously approved, and the shareholders have approved, by written consent of a majority of issued and outstanding shares of common stock of the Company, the merger of the Company with a Nevada corporation of the same for the purpose of redomiciling the Company to the State of Nevada. In the following discussion of the merger, the term "Company" refers to the Delaware corporation of which you are currently a shareholder, and the term "WSN-Nevada" refers to a newly formed corporation which is incorporated in the State of Nevada. The redomicile will be effected by merging the Company with and into WSN-Nevada, which will be the survivor of the merger. After the merger, shareholders will continue to own an interest in a company which will be engaged in the same business that the Company was engaged in before the merger. Shareholders' proportionate ownership and relative voting rights will not change as a result of the merger. The Agreement and Plan of Merger between the Company and WSN-Nevada is the legal document that governs the merger (a copy of this agreement is available upon request from the Company).

Reasons for the Merger.

The Company believes that Nevada law will provide greater efficiency, predictability and flexibility in its legal affairs than is presently available under Delaware law. Nevada has adopted comprehensive and flexible corporate laws. The Nevada legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law and changes in business circumstances. In addition, the Nevada Secretary of State is particularly flexible, expert and responsive in its administration of the filings required for corporate transactions. In addition, a change in domicile offers the following advantages:

(a) Unlike Delaware, there is no corporate income tax in Nevada;

(b) Unlike Delaware (which taxes shares of a resident of that state), there is no taxation on corporate shares in Nevada; and

(c)  Unlike Delaware, there is no annual franchise tax in Nevada.

Merger Procedure.

The Company's redomicile as a Nevada corporation will be effected by merging the Company with and into WSN-Nevada. WSN-Nevada will be the surviving corporation following the merger. WSN-Nevada has not engaged in any activities except in connection with the proposed merger transaction. The mailing address of its principal executive offices and its telephone number are the same as those of the Company. When the merger is complete, each outstanding share of common stock of the Company will be automatically converted into one share of common stock of WSN-Nevada. It will not be necessary for shareholders of the Company to exchange their existing stock certificates for certificates of WSN-Nevada. Certificates for shares of the Company common stock will automatically represent an equal number of shares of WSN-Nevada common stock when the merger is completed. If shareholders desire to sell some or all of their shares after the merger, delivery of the stock certificate or certificates that previously represented the Company shares will be sufficient. Following the merger, certificates bearing the name of WSN-Nevada will be issued in the normal course upon surrender of outstanding the Company certificates for transfer or exchange. If shareholders surrender a certificate representing the Company shares for exchange or transfer and new certificates are to be issued in a name other than that appearing on the surrendered certificate, the surrendered certificate must be accompanied by (1) all documents required to evidence and effect the transfer and (2) evidence that any applicable stock transfer taxes have been paid.

Conditions to Consummation of the Merger.

The merger will not be completed unless, among other things, the following conditions are satisfied or, if allowed by law, waived: (a) The merger is approved by the requisite vote of shareholders of the Company, which has already occurred; (b) none of the parties to the Agreement and Plan of Merger is subject to any decree, order or injunction that prohibits the consummation of the merger; and (c) the WSN-Nevada shares to be issued pursuant to the merger are authorized for listing on the Over the Counter Bulletin Board, subject to official notice of issuance. There are no regulatory approvals needed for the merger.

Amendment or Termination.

The Agreement and Plan of Merger may be amended, modified or supplemented at any time before or after its adoption by the shareholders of the Company. However, after adoption, no amendment, modification or supplement may be made or effected that requires further approval by the Company shareholders without obtaining that approval. The Board of Directors of the Company may terminate the Agreement and Plan of Merger and abandon the merger at any time before its effectiveness.

Effective Time.

The Company anticipates that the merger will become effective promptly following twenty days after filing of this Information Statement with the Securities and Exchange Commission. The merger of the Company with and into WSN-Nevada, if not terminated by its Board of Directors, will become effective upon the filing of Articles of Merger with the Nevada Secretary of State, unless a later effective time is specified in this filing. Articles of Merger are also required to be filed with the Delaware Secretary of State.

Required Vote.

The merger requires the affirmative vote of the holders of a majority of the outstanding Company common stock, which has already occurred by written consent.

Material Federal Income Tax Consequences.

The reorganization contemplated by the reorganization agreement is intended to qualify as a tax-free reorganization, as contemplated by Section 368(A) of the Internal Revenue Code of 1986, as amended.

Shareholders will not, under Section 354 of the Internal Revenue Code, recognize gain or loss when they receive shares of WSN-Nevada common stock in exchange for an equal number of shares of the Company common stock in the merger; a stockholder's aggregate basis of the shares in WSN-Nevada common stock received in the merger will be the same as the aggregate basis of the shares of the Company common stock surrendered in exchange for those shares; a stockholder's holding period in the shares of WSN-Nevada common stock received in the merger will include the holding period of the shares of the Company common stock surrendered in exchange for those shares, provided that such stockholder holds those shares of the Company common stock as capital assets when the merger occurs; and no gain or loss will be recognized by WSN-Nevada or the Company as a result of the merger.

The Company believes that the foregoing addresses the material United States federal income tax consequences of the acquisition to shareholders. The opinion is based upon the Code, applicable Treasury Regulations, judicial decisions and current administrative rulings, all of which are subject to change with retroactive effect.

The tax consequences to shareholders of the acquisition may be affected by their particular circumstances and by the applicability to them of one or more special rules like those which apply to dealers in securities, foreign persons, mutual funds, insurance companies and persons who do not hold their shares as capital assets. Therefore, the Company urges shareholders to consult their own tax advisor concerning the effect of the acquisition upon them, including the effect of any state, local or other tax to which they may be subject. An opinion of tax counsel will not be provided to shareholders.

Comparative Rights of Shareholders.

When the merger is completed, the rights of shareholders will be governed by WSN-Nevada's certificate of incorporation and bylaws and the Nevada Revised Statutes ("NRS"). Shareholders should consider the following comparison of the NRS and WSN-Nevada's articles of incorporation and bylaws, on the one hand, and the Delaware General Corporation Law ("DGCL") and the Company's existing articles of incorporation and bylaws, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the NRS and WSN-Nevada's articles of incorporation and bylaws and the DGCL and the Company's articles of incorporation and bylaws. WSN-Nevada's articles of incorporation and its bylaws are available for inspection and copying upon request by any shareholder. The Company's existing articles of incorporation and bylaws are also available for inspection and copying upon request by any shareholder. The NRS and WSN-Nevada's articles of incorporation and bylaws contain provisions that could have an anti-takeover effect. The provisions included in WSN-Nevada's articles of incorporation and bylaws are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to discourage transactions that may involve an actual or threatened change of control of WSN-Nevada that the Board of Directors does not believe is in the best interests of shareholders.

The NRS provides that any merger, consolidation or share exchange of a Nevada corporation, as well as the sale, lease, exchange or disposal of all or substantially all of its assets not in the ordinary course of business, generally must be recommended by the Board of Directors and approved by a vote of a majority of the outstanding shares of stock of the corporation entitled to vote on such matters, unless the articles of incorporation provides otherwise. Under the NRS, the vote of the shareholders of a corporation surviving a merger is not required if: (a) The articles of incorporation of the surviving domestic corporation will not differ from its articles before the merger; (b) each stockholder of the surviving domestic corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and
(d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger. The DGCL contains similar provisions.

Under the NRS and DGCL, unless the articles of incorporation of a corporation otherwise provides, amendments of its articles of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote on the amendment, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of shares of that class or series or would adversely affect the rights, powers or preferences of that class or series, a majority of the outstanding stock of that class or series also would be required to approve the amendment.

Under the DGCL, directors can amend the bylaws of a corporation only if the right to do so is expressly conferred upon the directors in its articles of incorporation. In contract, under NRS the directors are free to amend the bylaws.

Under the NRS and DGCL, a special meeting of shareholders can be called by the corporation's board of directors or by any person or persons as may be authorized by the corporation's articles of incorporation or bylaws. Under WSN-Nevada's bylaws special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than 10% of all the outstanding shares of the corporation entitled to vote at the meeting. Under the Company's bylaws the difference is that the special meeting may be called only by one-fifth of the outstanding shares entitled to vote.

Both the NRS and the DGCL permit corporate action without a meeting of shareholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken, unless the certificate of incorporation or bylaws expressly provide otherwise. If proposed corporate action is taken without a meeting by less than the unanimous written consent of shareholders, the DGCL require that prompt notice of the taking of the action be sent to those shareholders who have not consented in writing (the NRS does not requires this). WSN-Nevada's bylaws provide that corporate action without a meeting of shareholders may be taken by a majority of the outstanding shares of the company.

The bylaws of the Company provide that the number of directors is to be 6 in number; WSN-Nevada's bylaws specify not less than one. As of the date of this Information Statement, the Board of Directors of the Company consisted of four persons. Under both bylaws, the directors are to serve until the next annual meeting of the shareholders.

No holder of WSN-Nevada common stock or the Company common stock has the right to vote cumulatively in the election of directors.

Under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors unless provided otherwise by the corporation's articles of incorporation. Under the NRS, any director may be removed by the vote of shareholders representing not less than two-thirds of the voting power entitled to vote. The bylaws of the Company follow the provisions in DGCL; WSN-Nevada's bylaws are silent on the removal of directors, therefore the NRS would control. Under both the WSN-Nevada and the Company bylaws, newly created directorships resulting from any increase in the number of directors or any vacancies on the board of directors may be filled by the affirmative vote of a majority of the directors then in office. In addition, both bylaws provide that the directors elected to fill vacancies on the board of directors will hold office until the annual meeting of the shareholders.

The NRS and DGCL both have provisions and limitations regarding directors' liability. The NRS and DGCL permit a corporation to include in its articles of incorporation a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director. However, under DGCL this provision may not eliminate or limit the liability of a director: (1) for any breach of the director's duty of loyalty to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for declaration of unlawful dividends or illegal redemptions or stock repurchases; or (4) for any transaction from which the director derived an improper personal benefit. Under the NRS, the limitation of liability is for other than acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. The articles of incorporation of both WSN-Nevada and the Company contain provisions which follow the numbered items listed above. While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate that duty. Accordingly, these provisions have no effect on the availability of equitable remedies like an injunction or rescission based on a director's breach of his duty of care. These provisions apply to an officer only if he/she is also a director and is acting in the capacity as a director, and does not apply to officers who are not directors.

Both the NRS and DGCL generally permit a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a third-party action, other than a derivative action, and against expenses actually and reasonably incurred in the defense or settlement of a derivative action, provided that there is a determination that the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. That determination must be made, in the case of an individual who is a director or officer at the time of the determination:
By a majority of the disinterested directors, even though less than a quorum; by independent legal counsel, regardless of whether a quorum of disinterested directors exists; or by a majority vote of the shareholders, at a meeting at which a quorum is present. Both NRS and DGCL require indemnification of directors and officers for expenses relating to a successful defense on the merits or otherwise of a derivative or third-party action. Also, both NRS and DGCL permit a corporation to advance expenses relating to the defense of any proceeding to directors and officers contingent upon those individuals' commitment to repay any advances unless it is determined ultimately that those individuals are entitled to be indemnified. WSN-Nevada's bylaws make indemnification of directors and officers mandatory to the fullest extent permitted by law; the Company's bylaws do not address the indemnification of these individuals. WSN-Nevada's bylaws, provide for the advancement of expenses to defend claims and establish procedures for determining whether a director or officer is entitled to indemnification and enforcing rights to indemnification and advancement of expenses.

Both the NRS and DGCL permit corporations to purchase or redeem their own shares of capital stock, except, under DGCL, when the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

No holder of WSN-Nevada common stock or the Company common stock has a preemptive right to subscribe to any or all additional issues of the stock of WSN-Nevada or The Company, respectively.

Under both the NRS and DGCL, any stockholder with a proper purpose may inspect and copy the books, records and stockholder lists of the corporation.

Effect of Merger.

The effect of the merger will be that the new corporation will succeed to, without other transfer, and will possess and enjoy all rights, privileges, powers and franchises, and be subject to all restrictions, disabilities and duties of each of two constituent corporations, and the rights, privileges, powers and franchises of each of corporations, and all property, real, personal and mixed, and all debts to either of the constituent corporations shall be vested in the continuing corporation. In addition, all rights of creditors and all liens on any property of each of constituent corporations will be preserved unimpaired, limited to property affected by the liens at time of merger, and all debts, liabilities and duties of constituent corporations will attach to the continuing corporation, and may be enforced against it to the same extent as if debts, liabilities and duties had been incurred or contracted by it.

Appraisal Rights.

Section 262 of the Delaware General Corporation Law provides that any stockholder of a corporation of who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section.

Appraisal rights may be perfected as follows:

(a) If the merger or consolidation was approved by written consent, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(b) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with these subsections and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(c) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(d) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(e) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(f) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(g) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(h) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(i) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

Preparation for the Merger.

In preparation for this change, a Nevada corporation named "WSN Group, Inc." has been established. This corporation has not issued any capital stock. Its capital structure is identical to that of the Company, and it has the same directors and officers as the Company. Its principal place of business is the same as that of the Company, and is expected to remain in that location:

1530 Brookhollow Drive, Suite C
Santa Ana, California  92705

By order of the Board of Directors
March 14, 2001
/s/  John J. Anton
John J. Anton, President